EXHIBIT 4

Accountants’ Consent

The Board of Directors

Norske Skog Canada Limited

We consent to the use of our report, dated January 20, 2004, included in this annual report on Form 40-F.

We also consent to the incorporation by reference of such report in the Registration Statement (No. 333-98605) on Form S-8 of Norske Skog Canada Limited.

(signed) KPMG LLP

Chartered Accountants

Vancouver, Canada

January 20, 2004